Contact:	Yuanmei Ma, Chief Financial Officer
Crocker Coulson, President	Zhongpin Inc.
CCG Elite	86-10-82861788
646-213-1915
crocker.coulson@ccgir.com
www.ccgelite.com

For Immediate Release

Zhongpin Inc. Announces Conference Call
To Discuss 2008 First Quarter Results

Changge City, Henan Province, PRC - May 5, 2008 -Zhongpin Inc. (NASDAQ GS: HOGS) (“Zhongpin”), a leading meat and food processing company in the People’s Republic of China (“PRC”), today announced that it will conduct a conference call at 9:00 a.m. Eastern Time on Monday, May 12, 2008 to discuss its 2008 first quarter results.

Hosting the call will be Crocker Coulson, President of CCG Elite, joined by Mr. Xianfu Zhu, Chairman and Chief Executive Officer, Mr. Baoke Ben, Board Director and Executive Vice President, and Ms. Yuanmei Ma, Vice President and Chief Financial Officer of Zhongpin. Zhongpin plans to distribute its earnings announcement earlier that same day.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 888-482-0024. International callers should dial 617-801-9702.When prompted by the operator, mention Conference passcode 637 072 85.

If you are unable to participate in the call at this time, a replay will be available on Monday, May 12, 2008 at 11:00 a.m. Eastern Time, through Monday, May 19, 2008. To access the replay dial 888-286-8010, international callers should dial 617-801-6888, and enter the passcode 21129000.

The conference will be broadcast live over the Internet and can be accessed by all interested parties at Zhongpin's website at http://www.zpfood.com. To listen to the call please go to the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

About Zhongpin

Zhongpin is a meat and food processing company that specializes in pork and pork products, and fruits and vegetables, in the PRC. Its distribution network in the PRC spans more than 20 provinces and includes over 2,900 retail outlets. Zhongpin’s export markets include the European Union, Eastern Europe, Russia, Hong Kong, Japan and South Korea. For more information, contact CCG Elite directly or go to Zhongpin’s website at www.zpfood.com.